FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-07

From: Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 09/30/25 14:43:02 UTC-4:00
Subject: **WFCM 2025-C65 CLASS ASB IS SUBJECT**